Exhibit 21.1

Subsidiaries of the Registrant
As of April 5, 2010

1.	Wealthlink Co. Ltd., a Cayman Islands company, is a wholly-owned subsidiary of SOKO Fitness & Spa Group, Inc.

2.	Harbin Mege Union Beauty Management Ltd., a PRC company (“Mege Union”), is a wholly-owned subsidiary of Wealthlink Co. Ltd.

3.	Mege Union has six subsidiaries as follows:

(a)	Shenyang Letian Yoga Fitness Center, a PRC company, 51% owned subsidiary of Mege Union

(b)	Shenyang Starway Fitness Co., Ltd. a PRC company, 51% owned subsidiary of Mege Union

(c)	Beijing Tai Ai Management Consulting Co., Ltd, a PRC company, 51% owned subsidiary of Mege Union *

(d)	Beijing Natural Beauty Services Limited, a PRC company, 51% owned subsidiary of Mege Union

i.	Beijing Natural Beauty Services Limited has a branch named First Branch of Beijing Natural Beauty Services Limited

(e)	Harbin Legend Beauty Co., Ltd., a PRC company, wholly-owned subsidiary of Mege Union

i.	Harbin Legend Beauty Co., Ltd. has a branch named Harbin Legend Beauty Co., Ltd. Central Avenue Branch*

(f)	Harbin Tai Ai Beauty Co. Ltd., a PRC company, wholly-owned subsidiary of Mege Union Beijing

4.	Mege Union is associated with the following variable interest entities, known collectively as the “Queen Group”, all of which are PRC companies or sole proprietorships

(a)	Harbin Daoli Queen Demonstration Beauty Parlor

(b)	Harbin Huang Emperor & Golden Gym Club Co. Ltd.

Harbin Huang Emperor & Golden Gym Club Co. Ltd. has the following two branches:
i.	Harbin Huang Emperor & Golden Gym Club Co., Ltd. Central Daoli Fitness Branch *; and
ii.	Harbin Huang Emperor & Golden Gym Club Co., Ltd. Central Avenue Yoga Branch.

(c)	Harbin Queen Beauty Demonstration Center

Harbin Queen Beauty Demonstration Center has the following two branches:
i.	Harbin Queen Beauty Demonstration Center Nangang Branch; and
ii.	Harbin Queen Beauty Demonstration Center Xuanhua Branch.

(d)	Harbin Xinyang Spa

(e)	Harbin Nangang Mengke Lady Beauty Parlor

(f)	Shenyang Queen Beauty Demonstration Co., Ltd.

(g)	Harbin Queen Beauty Clinic

(h)	Harbin Queen Beauty Vocational Skill Training School

* As April 5, 2010, these facilities are engaged in pre-opening activities.